Exhibit 99.1

GLUCOTRACK AND ONETWO ANALYTICS TO COLLABORATE FOR CLINICAL STUDY ANALYSIS ON ITS CONTINUOUS BLOOD GLUCOSE MONITOR

Next Generation AI-Driven Analytics to Unlock Key Insights from the Ongoing Continuous Blood Glucose Monitoring Clinical Study Data

Rutherford, NJ & Stockholm, Sweden, April 3, 2025 (GLOBE NEWSWIRE) –

Glucotrack, Inc. (Nasdaq: GCTK), a medical device company focused on the design, development, and commercialization of novel technologies for people with diabetes, today announced an agreement with OneTwo Analytics AB, a leading healthtech company specializing in AI-driven analytics for diabetes data including continuous glucose monitoring (CGM), diabetes technology stack development, and clinical study data analysis. Through this collaboration, Glucotrack will leverage next-generation artificial intelligence and machine learning-based analytics to evaluate clinical study data from its Continuous Blood Glucose Monitor (CBGM), enhancing insights into its performance and clinical value.

Unlike traditional continuous glucose monitors that measure glucose levels in interstitial fluid, the CBGM measures glucose directly from blood, aiming to provide real-time readings without the lag time typically associated with interstitial glucose measurements. The CBGM is a long-term implantable device with no on-body external component. It is designed to provide three years of continuous, accurate blood glucose monitoring, offering a more convenient and less intrusive glucose monitoring solution.

“OneTwo Analytics are experts in simplifying complex diabetes data to generate simple, clear insights empowering clinics, healthcare professionals, and individuals with diabetes to make better informed decisions. We are excited to leverage their substantial analytics experience to identify, assess and quantify the potential long-term benefits of the CBGM technology,” stated Paul V. Goode, PhD, President and Chief Executive Officer of Glucotrack. “We are committed to building on our robust suite of preclinical and in silico data by utilizing their comprehensive analytical and AI assessment tools, thereby ensuring our ability to deliver a disruptive, high-quality glucose monitoring solution to people with diabetes.”

Steven Pusterla, Chief Commercial Officer of OneTwo Analytics said: “This collaboration with Glucotrack marks a significant step in our mission to leverage data and technology to transform diabetes management. By integrating our expertise in clinical study analysis with Glucotrack’s groundbreaking glucose monitoring technology, we are poised to deliver a truly end-to-end solution for both healthcare providers and patients. We are excited to expand our efforts through the development of a comprehensive ecosystem that combines blood glucose insights, risk stratification data, patient engagement tools, and actionable clinical dashboards. Together, we aim to revolutionize diabetes management and improve care for the millions of people navigating life with diabetes every day.”

For more information about Glucotrack’s CBGM, visit glucotrack.com. Information on the Company’s website does not constitute a part of and is not incorporated by reference into this press release.

For more information about OneTwo Analytics AB, visit onetwo-analytics.com. Information on the Company’s website does not constitute a part of and is not incorporated by reference into this press release.

# # #

About Glucotrack, Inc.

Glucotrack, Inc. (NASDAQ: GCTK) is focused on the design, development, and commercialization of novel technologies for people with diabetes. The Company is currently developing a long-term implantable continuous blood glucose monitoring system for people living with diabetes.

Glucotrack’s CBGM is a long-term, implantable system that continually measures blood glucose levels with a sensor longevity of 3 years, no on-body wearable component and with minimal calibration. For more information, please visit http://www.glucotrack.com.

About OneTwo Analytics

OneTwo Analytics is a leader in AI-driven healthcare solutions, specializing in the analysis of diabetes data, real-world evidence, and clinical trial outcomes. The company develops advanced diabetes technology stacks for device manufacturers while recently launching a suite of solutions that are empowering healthcare providers and patients with data-driven intelligence to simplify diabetes disease management and improve efficiencies and outcomes.

OneTwo Analytics’ innovative tools provide healthcare professionals with valuable perspectives for personalized and efficient care, while also offering tailored solutions for stakeholders in the diabetes care sector. The company delivers a comprehensive Diabetes Technology Stack and White-Label solutions for organizations specializing in diabetes technologies.

For more information, please visit https://onetwo-analytics.com/en/.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements contained in this news release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “believe”, “expect”, “plan” and “will” are intended to identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, management. These statements relate only to events as of the date on which the statements are made, and Glucotrack undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. All of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results anticipated by Glucotrack will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Readers are cautioned that certain important factors may affect Glucotrack’s actual results and could cause such results to differ materially from any forward-looking statements that may be made in this news release. Factors that may affect Glucotrack’s results include, but are not limited to, the ability of Glucotrack to raise additional capital to finance its operations (whether through public or private equity offerings, debt financings, strategic collaborations or otherwise); risks relating to the receipt (and timing) of regulatory approvals (including U.S. Food and Drug Administration approval); risks relating to enrollment of patients in, and the conduct of, clinical trials; risks relating to Glucotrack’s future distribution agreements; risks relating to its ability to hire and retain qualified personnel, including sales and distribution personnel; and the additional risk factors described in Glucotrack’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2024 as filed with the SEC on March 31, 2025.

Contacts:

Investor Relations:

investors@glucotrack.com

Media:

GlucotrackPR@icrinc.com